                                                                   EXHIBIT 10.18


                           ASSET PURCHASE AGREEMENT



                                    BETWEEN

                                  EISI, INC.

                                  as "Buyer,"

                                      AND

                         DIGITAL NETWORKS CORPORATION

                                  as "Seller"


                                  Dated as of

                                 June 12, 1998

                               TABLE OF CONTENTS

RECITALS.................................................................   1

AGREEMENT................................................................   1
     1. Definitions......................................................   1
     Accredited Investor.................................................   1
     Acquired Assets.....................................................   1
     Adverse Consequences................................................   2
     Affiliate...........................................................   2
     Affiliated Group....................................................   2
     Agreement with Seller Stockholders..................................   2
     Applicable Rate.....................................................   2
     Assumed Liabilities.................................................   2
     Basis...............................................................   3
     Basis...............................................................   3
     Buyer...............................................................   3
     Buyer Note..........................................................   3
     Buyer Stock.........................................................   3
     Closing.............................................................   3
     Closing Date........................................................   3
     Code................................................................   3
     Confidential Information............................................   3
     Controlled Group of Corporations....................................   3
     Convertible Notes...................................................   3
     Deferred InterSeller Transaction....................................   3
     Digital Networks Division...........................................   4
     Disclosure Schedule.................................................   4
     Effective Date......................................................   4
     Employee Benefit Plan...............................................   4
     Employee Pension Benefit Plan.......................................   4
     Employee Welfare Benefit Plan.......................................   4
     Environmental, Health, and Safety Laws..............................   4
     ERISA...............................................................   4
     Excess Loss Account.................................................   4
     Extremely Hazardous Substance.......................................   4
     Fiduciary...........................................................   4
     Financial Statement.................................................   5

     GAAP................................................................   5
     Initial Public Offering.............................................   5
     Intellectual Property...............................................   5
     Knowledge...........................................................   5
     Liability...........................................................   5
     Most Recent Balance Sheet...........................................   5
     Most Recent Financial Statements....................................   5
     Most Recent Fiscal Month End........................................   5
     Most Recent Fiscal Year End.........................................   6
     Multiemployer Plan..................................................   6
     Notes...............................................................   6
     Ordinary Course of Business.........................................   6
     Party...............................................................   6
     PBGC................................................................   6
     Person..............................................................   6
     Prohibited Transaction..............................................   6
     Purchase Price......................................................   6
     Reportable Event....................................................   6
     Securities Act......................................................   6
     Securities Exchange Act.............................................   6
     Security Interest...................................................   6
     Seller..............................................................   6
     Seller Shares.......................................................   6
     Seller Stockholder..................................................   6
     Subsidiary..........................................................   7
     Tax.................................................................   7
     Tax Return..........................................................   7
     2. Purchase and Sale of Seller Assets...............................   7
          (a) Basic Transaction..........................................   7
          (b) Purchase Price.............................................   7
          (c) The Earn Out Formula.......................................   8
          (d) Other Provisions With Respect to the Notes.................   8
          (e) Allocation of Amounts Paid.................................   9
          (f) Employment Agreements......................................   9
          (g) Agreement with Seller Stockholders.........................  10
          (h) The Closing................................................  10
          (i) Deliveries at the Closing..................................  10
     3. Representations and Warranties of the Buyer......................  11
          (a) Organization of the Buyer..................................  11
          (b) Authorization of Transaction...............................  11
          (c) Noncontravention...........................................  11

          (d) Brokers' Fees..............................................  11
          (e) Financial Statements.......................................  12
     4. Representations and Warranties Concerning the
         Seller and the Transaction......................................  12
          (a) Organization, Qualification, and Corporate Power...........  12
          (b) Authorization of Transaction...............................  12
          (c) Noncontravention...........................................  12
          (d) Brokers' Fees..............................................  13
          (e) Title to Assets............................................  13
          (f) Subsidiaries...............................................  13
          (g) Financial Statements.......................................  13
          (h) Events Subsequent to Most Recent Fiscal Year End...........  14
          (i) Undisclosed Liabilities....................................  16
          (j) Legal Compliance...........................................  16
          (k) Tax Matters................................................  16
          (l) Real Property..............................................  18
          (m) Intellectual Property......................................  19
          (n) Tangible Assets............................................  22
          (o) Inventory..................................................  22
          (p) Contracts..................................................  22
          (q) Notes and Accounts Receivable..............................  23
          (r) Powers of Attorney.........................................  24
          (s) Insurance..................................................  24
          (t) Litigation.................................................  24
          (u) Product Warranty...........................................  25
          (v) Product Liability..........................................  25
          (w) Employees..................................................  25
          (x) Employee Benefits..........................................  26
          (y) Guaranties.................................................  28
          (z) Environment, Health, and Safety............................  28
          (aa) Certain Business Relationships with the Seller............  28
          (bb) Disclosure................................................  29
          (cc) Investment................................................  29
     5. Post-Closing Covenants...........................................  29
          (a) General....................................................  29
          (b) Litigation Support.........................................  29
          (c) Transition.................................................  30
          (d) Tax Clearance Certificate..................................  30
          (e) Formation and Operation of the Digital Networks Division...  31
     6. Remedies for Breaches of this Agreement and the
         Asset Purchase Agreement........................................  31
          (a) Survival of Representations and Warranties.................  31
          (b) Indemnification Provisions for Benefit of the Buyer........  31

          (c) Indemnification Provisions for Benefit of the Seller.......  32
          (d) Matters Involving Third Parties............................  32
          (e) Determination of Adverse Consequences......................  34
          (f) Recoupment Under The Notes.................................  34
          (g) Other Indemnification Provisions...........................  34
     7. Miscellaneous....................................................  34
          (a) Survival of Representations and Warranties.................  34
          (b) Press Releases and Public Announcements....................  34
          (c) No Third-Party Beneficiaries...............................  35
          (e) Succession and Assignment..................................  35
          (f) Counterparts...............................................  35
          (g) Headings...................................................  35
          (h) Notices....................................................  35
          (i) Governing Law..............................................  37
          (j) Amendments and Waivers.....................................  37
          (k) Severability...............................................  38
          (l) Expenses...................................................  38
          (m) Construction...............................................  38
          (n) Incorporation of Exhibits, Annexes, and Schedules..........  38
          (o) Specific Performance.......................................  38
          (p) Submission to Jurisdiction.................................  39
          (q) Bulk Transfer Laws.........................................  39

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of June 12, 1998 (the "Effective Date"), by and among EISI, INC. a California corporation (the "Buyer"), and DIGITAL NETWORKS CORPORATION, a California Corporation (the "Seller"). The Buyer and the Seller are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                   RECITALS

     This Agreement contemplates a transaction in which the Buyer will purchase from the Seller and the Seller will sell to the Buyer, all of the Acquired Assets (and Buyer will assume certain specified Assumed Liabilities) of the Seller subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.
        ------------

     "Accredited Investor" has the meaning set forth in Regulation D promulgated
     ---------------------
under the Securities Act.

     "Acquired Assets" means all right, title, and interest in and to all of the
     -----------------
assets of the Seller, including all of its (a) real property, leaseholds and
                      ---------
subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities (such as the capital stock in any Subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (k) Cash; provided, however, that the Acquired Assets
                                 -----------------
shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation or (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
     ----------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
     ------------------
(S)1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Agreement with Seller Stockholders" means the Agreement with Seller
     ------------------------------------
Stockholders entered into concurrently herewith and attached hereto as Exhibit
I.

     "Applicable Rate" means the prime base rate of interest publicly announced
     -----------------
from time to time by Wells Fargo Bank (or its successor).

     "Assumed Liabilities" means (a) all Liabilities of the Seller set forth on
     ---------------------
the face of the Most Recent Balance Sheet (rather than in any notes thereto),
(b) all Liabilities of the Seller which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, tort, infringement, or violation of law), and (c) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided, however, that the
                                                    -----------------
Assumed Liabilities shall not include (i) any Liability of the Seller for Taxes,
(ii) any Liability of the Seller for the unpaid Taxes of any Person (other than any of the Seller and its

Subsidiaries) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Seller to indemnify any Person (including any of the Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller and its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Basis" means any past or present fact, situation, circumstance, status,
     -------
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
     -------

     "Buyer Note" has the meaning set forth in (S)2(b) below.
     ------------

     "Buyer Stock" means common stock of the Buyer.
     -------------

     "Closing" has the meaning set forth in (S)2(f) below.
     ---------

     "Closing Date" has the meaning set forth in (S)2(f) below.
     --------------

     "Code" means the Internal Revenue Code of 1986, as amended.
     ------

     "Confidential Information" means any information concerning the businesses
     --------------------------
and affairs of the Seller that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
     ----------------------------------
(S)1563.

     "Convertible Notes" has the meaning set forth in (S)2(b) below.
     -------------------

     "Deferred InterSeller Transaction" has the meaning set forth in Reg.
     ----------------------------------
(S)1.1502-13.

     "Digital Networks Division" has the meaning set forth in (S)5(e) below.
     ---------------------------

     "Disclosure Schedule" has the meaning set forth in (S)4 below.
     ---------------------

     "Effective Date" has the meaning set forth in the preface above.
     ----------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
     -------------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
     -------------------------------

     "Environmental, Health, and Safety Laws" means the Comprehensive
     ----------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Clean Air Act, the California Health & Safety Code and the California Water Code, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
     -------
amended.

     "Excess Loss Account" has the meaning set forth in Reg. (S)1.1502-19.
     ---------------------

     "Extremely Hazardous Substance" has the meaning set forth in (S)302 of the
     -------------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
     -----------

     "Financial Statement" has the meaning set forth in (S)4(g) below.
     ---------------------

     "GAAP" means United States generally accepted accounting principles as in
     ------
effect from time to time.

     "Initial Public Offering" shall mean the first public offering of common
     -------------------------
stock (or securities convertible into common stock) of the Buyer pursuant to an effective registration statement under the Securities Act.

     "Intellectual Property" means (a) all inventions (whether patentable or
     -----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
     -----------

     "Liability" means any liability (whether known or unknown, whether asserted
     -----------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the
     ---------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S)4(g)
     ----------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)4(g) below.
     ------------------------------

     "Most Recent Fiscal Year End" has the meaning set forth in (S)4(g) below.
     -----------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
     --------------------

     "Notes" shall mean the Buyer Notes and the Convertible Notes described in
     -------
(S)2(b) below.

     "Ordinary Course of Business" means the ordinary course of business
     -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
     -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Person" means an individual, a partnership, a corporation, an association,
     --------
a joint stock Seller, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)405 and Code
     ------------------------
(S)4975.

     "Purchase Price" has the meaning set forth in (S)2(b) below.
     ----------------

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
     ------------------

     "Securities Act" means the Securities Act of 1933, as amended.
     ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
     -------------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Seller" has the meaning set forth in the preface above.
     --------

     "Seller Shares" means any share of the Common Stock, no par value, of the
     ---------------
Seller.

     "Seller Stockholder" means any person who or which holds any Seller Shares.
     --------------------

     "Subsidiary" means any corporation with respect to which a specified Person
     ------------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
     -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
     ------------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2. Purchase and Sale of Seller Assets.
        -----------------------------------

     (a) Basic Transaction.
         --------------------

          (i) On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey and deliver to the Buyer, all of the Acquired Assets on the Closing Date for the consideration specified in (S)2(b) below.

          (ii) On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities on the Closing Date. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

     (b) Purchase Price. On an subject to the terms and conditions of this
         ---------------
Agreement, as consideration for the sale of all of the Acquired Assets the Buyer shall assume the Assumed Liabilities on the Closing Date and shall pay to Seller the following additional consideration, in the aggregate amounts, at the following times (the "Purchase Price"):

          (i) ONE MILLION DOLLARS ($1,000,000.00) (the "Cash") by wire transfer or delivery of other immediately available funds on the Closing Date;

          (ii) subordinated promissory notes from the Buyer (the "Buyer Notes") on the terms and conditions set forth in and in the form of Exhibits A, B and C attached hereto in the aggregate principal amount of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) on the Closing Date;

          (iii) subordinated promissory notes from the Buyer convertible into shares of Buyer Stock (the "Convertible Notes") on the terms and conditions set forth in and in the form of Exhibits D, E and F attached hereto in the aggregate principal amount of FIVE HUNDRED THIRTY SEVEN THOUSAND TWO HUNDRED FIFTY FIVE DOLLARS AND SEVENTY TWO CENTS ($537,255.72) on the Closing Date; and

          (iv) an additional sum based on the combined pre-tax income of the Seller from January 1, 1998 through the Closing Date and the Digital Networks Division from the Closing Date through December 31, 1998 based on the formula set forth in (S)2(c) below (the "Earn Out").

     (c) The Earn Out Formula. As part of the Purchase Price, the Buyer shall
         ---------------------
pay to Seller the Earn Out based on the following:

          (i) If the pre-tax income of the Seller from January 1, 1998 through the Closing Date when combined with the pre-tax income of the Digital Networks Division from the Closing Date through December 31, 1998 is more than THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (the "Threshold Amount"), the Buyer shall pay to the Seller an amount equal to TWO DOLLARS AND TEN CENTS ($2.10) for each dollar by which the combined pre-tax income exceeds the Threshold Amount up to a maximum Earn Out of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00). The Earn Out, if any, shall be payable to the Seller in three (3) equal installments on May 31, 1999, June 30, 1999 and July 31, 1999. If the combined pre-tax income is not greater than the Threshold Amount, no Earn Out shall be due or payable to the Seller.

          (ii) In determining the pre-tax income of the Digital Networks Division from the Closing Date through December 31, 1998, the Digital Networks Division shall, for accounting purposes, be treated as a separate entity and shall not be charged with any overhead or other allocations from the Buyer except for those expenses which Seller would have incurred in the ordinary course of its business (e.g., rent, payroll, benefits etc.) had the transactions contemplated by this Agreement not occurred.

     (d) Other Provisions With Respect to the Notes.
         -------------------------------------------

          (i) The Buyer Notes shall bear interest at the Applicable Rate and be payable to the Seller on or before six (6) months from the Closing Date.

          (ii) At any time after the Closing Date and prior to December 31, 1999 (the "Final Conversion Date"), if there has been no Initial Public Offering of the Buyer's Stock the Seller shall have the right, on written notice to the Buyer, to convert the Convertible Notes into Buyer Stock (the "Conversion Option"). If there has been an

     Initial Public Offering of the Buyer's Stock prior to the Final Conversion Date, the Convertible Notes shall automatically be cancelled and converted into Buyer Stock on the date immediately following the Initial Public Offering (the "Mandatory Conversion"). If the Seller timely elects the Conversion Option or there is a Mandatory Conversion, each Convertible Note shall be exchanged for FIVE THOUSAND NINE HUNDRED EIGHTY TWO (5,982) shares of Buyer common stock (or 17,946 shares in the aggregate). Any Buyer Stock issued pursuant to either conversion shall be subject to the same limitations and restrictions as the common stock held by the other principal shareholders of the Buyer. If there has been no Initial Public Offering of the Buyer's Stock prior to the Final Conversion Date and the Seller fails to timely exercise the Conversion Option, the Convertible Notes shall be paid in six (6) equal monthly installments commencing on the first business day of January 2000. The Convertible Notes shall bear interest at the annual rate of seven percent (7%).

          (iii) Buyer expressly reserves against the Seller (and the Seller Stockholders to the extent any of the Notes are transferred to Seller Stockholders) the right to offset against any and all sums payable under any of the Notes an amount equal to any and all damages sustained by the Buyer by reason of any default by the Seller or the breach of any representations, warranties or covenants of the Seller under this Agreement.

     (e) Allocation of Amounts Paid. The Parties agree to allocate the Purchase
         ---------------------------
Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) based on the book value of the Acquired Assets as of the Closing Date with the difference between the book value of the Acquired Assets as of the Closing Date and the aggregate of the consideration set forth in (S)2(b)(i)-(iv) and the value of the Assumed Liabilities as of the Closing Date being characterized as "goodwill." The parties shall agree on the book value of the Acquired Assets and the Assumed Liabilities as of the Closing Date within thirty (30) days after the Closing Date.

     (f) Employment Agreements. As additional consideration for and as a
         ----------------------
condition to the Buyer's payment of the Purchase Price, each of the Seller Stockholders shall enter into an Employment Agreement with the Buyer on terms and conditions satisfactory to the Buyer in the form of Exhibits G-1, G-2 and G-3 attached hereto.

     (g) Agreement with Seller Stockholders. As further consideration for and as
         -----------------------------------
a condition to the Buyer's payment of the Purchase Price, each of the Seller Stockholders shall enter into the Agreement with Seller Stockholders with the Buyer in the form of Exhibit H attached hereto.

     (h) The Closing. The closing of the transactions contemplated by this
         ------------
Agreement (the "Closing") shall take place at the offices of Latham & Watkins,
               ---------
633 West Fifth Street, Suite 4000, Los Angeles, California 90071 on the "Closing Date." The Closing Date shall be the earlier of the date on which

          (i) the Buyer is provided with the written consent of the landlord to the assignment to Buyer of that certain real property lease listed in
     (S)4(l)(ii) of the Disclosure Schedule and the written consent of Safari Technologies, Inc. to the assignment to the Buyer of the Seller's rights and obligations under that certain Dealer Agreement listed in (S)4(p)(ii) of the Disclosure Schedule; and

          (ii) either (x) the Buyer is provided with the written consent of the financial institutions to the assignment and transfer of the rights and obligations under those certain promissory notes and lines of credit listed in (S)4(p)(iv) of the Disclosure Schedule from the Seller to the Buyer, or
     (y) July 12, 1998.

The period of time between the Effective Date and the Closing Date shall be called the "Interim Period." The foregoing notwithstanding, during the Interim Period and following the Closing Date, the Seller shall make prompt and reasonable efforts to obtain all consents and assignments necessary to transfer the Seller's rights and obligations under the various contracts and agreements listed in the Disclosure Schedule to the Buyer.

     (i) Deliveries at the Closing. At the Closing, (x) the Seller will deliver
         --------------------------
to the Buyer all of the various certificates, instruments, documents and consents necessary to effect the transactions contemplated hereby; (y) the Seller will execute, acknowledge and deliver to the Buyer assignments (including, but not limited to, real property and Intellectual Property transfer documents) and such other instruments of sale, transfer and conveyance as the Buyer may request; and (z) the Buyer will deliver to the Seller the consideration specified in (S)2(b) above.

     (j) Buyer's Management of Seller During the Interim Period. During the
         -------------------------------------------------------
Interim Period, Buyer, through its Digital Networks Division, shall be entitled to manage the business affairs and operations of the Seller, with input from the Seller Stockholders. As consideration for its management services, Buyer shall be entitled to receive all of the net profits earned by the Seller during the Interim Period (the "Management Fee") subject to the condition that the Buyer fulfills its obligations under this Agreement. If Buyer fails to pay the Cash consideration or issue the Notes, then Buyer shall not be entitled to the Management Fee. All Management Fees paid to the Buyer shall be deemed to be pre-tax income of the Seller for purposes of calculating the Earn Out under
(S)2(c)(i). Buyer's right to manage the business affairs and operations of the Seller shall automatically terminate on the Closing Date or midnight on July 12, 1998, whichever is earlier.

     3. Representations and Warranties of the Buyer. The Buyer represents and
        --------------------------------------------
warrants to the Seller that the statements contained in this (S)3 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date).

     (a) Organization of the Buyer. The Buyer is a corporation duly
         --------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Buyer has full power and authority
         -----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this
         -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     (d) Brokers' Fees. The Buyer shall pay a finder's fee of $20,000 to
         --------------
David Berkus. Otherwise, the Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

     (e) Financial Statements.  Buyer has provided Seller with its financial
         ---------------------
statements for the fiscal year ending December 31, 1997. These financial statements (including the notes thereto) were been prepared on a historically consistent basis, contain and reflect in all material respects all necessary adjustments and present fairly the financial condition of the Buyer as of December 31, 1997 and the results of operations of the Buyer for such period, are correct and complete, and are consistent with the books and records of the Buyer.

     4. Representations and Warranties Concerning the Seller and the
        ------------------------------------------------------------
Transaction.  The Seller represents and warrants to the Buyer that the
------------
statements contained in this (S)4 are correct
and complete as of the Effective Date except as set forth in the disclosure schedule delivered by the Seller to the Buyer and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs
---------------------
corresponding to the lettered and numbered paragraphs contained in this (S)4.

     (a) Organization, Qualification, and Corporate Power. The Seller is a
         -------------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Seller has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. (S)4(a) of the Disclosure Schedule lists the directors and officers of the Seller. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Seller (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Seller are correct and complete. The Seller is not in default under or in violation of any provision of its charter or bylaws.

     (b) Authorization of Transaction. The Seller has full power and authority
         -----------------------------
to execute and deliver this Agreement and to perform his obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller and the Seller Stockholders have duly authorized the execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this
         -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement; provided, however, that Seller has not obtained consents to the assignment of those contracts and agreements listed in the Disclosure Schedule, and Buyer has agreed to waive the Seller's obligation to obtain such consents except as provided in (S)2(h)(i)-(ii).

     (d) Brokers' Fees.  The Seller shall pay a finder's fee of $20,000 to David
         --------------
Berkus. Otherwise, the Seller does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. The Seller has good and marketable title to, or a
         ----------------
valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. The Seller has no subsidiaries, either direct or
         -------------
indirect, whatsoever.

     (g) Financial Statements. Attached hereto to (S)4(g) of the Disclosure
         ---------------------
Schedule are the following financial statements (collectively the "Financial
                                                                  ----------
Statements"): (i) balance sheets and statements of income, changes in
-----------
stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997 (the "Most Recent Fiscal Year End") for the Seller ; and (ii) balance sheets and
     -----------------------------
statements of income, changes in stockholders' equity, and cash flow (the "Most
                                                                          -----
Recent Financial Statements") as of and for the four (4) months ended April 30,
----------------------------
1998 (the "Most Recent Fiscal Month End") for the Seller. The Financial
          ------------------------------
Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby, contain and reflect in all respects all necessary adjustments and present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete).

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent
         -------------------------------------------------
Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. Without limiting the generality of the foregoing, since that date:

          (i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) the Seller has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

          (iii) no party (including the Seller ) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Seller is a party or by which any of them is bound;

          (iv) the Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) the Seller has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

          (vi) the Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vii) the Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

          (viii) the Seller has not failed to pay any of its obligations when due or delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) the Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $5,000 or outside the Ordinary Course of Business;

          (x) the Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of the Seller;

          (xii) the Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) the Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv) the Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) the Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) the Seller has not granted any (a) increase in the compensation or (b) bonuses, incentive compensation or other benefits, contingent or otherwise, of or for the benefit of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) the Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx) the Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller; and

          (xxii)  the Seller has not committed to any of the foregoing.

     (i) Undisclosed Liabilities. The Seller has no Liability (and there is no
         ------------------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
(ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of the Seller and its predecessors and
         -----------------
Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k) Tax Matters.
         ------------

          (i) The Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) Neither the Seller nor any director or officer (or employee responsible for Tax matters) of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Seller either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Seller has Knowledge based upon personal contact with any agent of such authority. (S)4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Seller since December 31, 1995.

          (iv) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The Seller has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Seller has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Seller has not been a United States real property holding corporation within the meaning of Code
     (S)897(c)(2) during the applicable period specified in Code
     (S)897(c)(1)(A)(ii). The Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. The Seller is not a party to any Tax allocation or sharing agreement. The Seller (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (B) has no Liability for the Taxes of any Person (other than the Seller ) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) (S)4(k) of the Disclosure Schedule sets forth the following information with respect to the Seller as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Seller or Subsidiary in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Seller; and (C) the amount of any deferred gain or loss allocable to the Seller or Subsidiary arising out of any Deferred InterSeller Transaction.

          (vii) The unpaid Taxes of the Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller in filing its Tax Returns.

     (l) Real Property.
         --------------

          (i)  The Seller does not own any real property whatsoever.

          (ii) (S)4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller and, with respect to each lease or sublease, states the term, annual rent, renewal options and square footage. The Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S)4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S)4(l)(ii) of the Disclosure Schedule:

               (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

               (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the lease or sublease has repudiated any provision thereof;

               (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

               (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (G) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

               (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (m) Intellectual Property.
         ----------------------

          (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder will be owned or available for use by the Seller on identical terms and conditions immediately subsequent to the Closing hereunder. The Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller .

          (iii) (S)4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Seller in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in
     (S)4(m)(iii) of the Disclosure Schedule:

               (A) the Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) the Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
     (S)4(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Seller has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, the Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (vi) None of the Seller or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller had any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Seller.

     (n) Tangible Assets. The Seller owns or leases all buildings, machinery,
         ----------------
equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and presently is proposed to be used and is in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational health and safety laws and regulations) relating thereto currently in effect.

     (o) Inventory. The inventory of the Seller consists of raw materials and
         ----------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

     (p) Contracts. (S)4(p) of the Disclosure Schedule lists all contracts and
         ----------
other agreements to which the Seller is a party including, but not limited to, the following:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Seller, or involve consideration in excess of $1,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Seller);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any form of compensation or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Seller ; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in (S)4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of the
         ------------------------------
Seller are reflected properly on their books and records, are valid receivable subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

     (r) Powers of Attorney. There are no outstanding powers of attorney
         -------------------
executed on behalf of the Seller.

     (s) Insurance. (S)4(s) of the Disclosure Schedule sets forth the following
         ----------
information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

          (i)   the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Seller nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Seller has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Seller.

     (t) Litigation. (S)4(t) of the Disclosure Schedule sets forth each instance
         -----------
in which the Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Seller. None of the Seller and the directors and officers (and employees with responsibility for litigation matters)of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Seller.

     (u) Product Warranty. Each product manufactured, sold, leased, or delivered
         -----------------
by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller. No product manufactured, sold, leased, or delivered by the Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S)4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Seller (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. The Seller has no Liability (and there is no Basis
         ------------------
for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Seller.

     (w) Employees. To the Knowledge of any of the Seller and the directors and
         ----------
officers (and employees with responsibility for employment matters) of the Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Seller. The Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Seller has not committed any unfair labor practice. None of the Seller and the directors and officers (and employees with responsibility for employment matters) of the Seller has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

     (x) Employee Benefits.
         ------------------

          (i) (S)4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S)4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          (S)401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Seller maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

               (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (C) The Seller has not incurred, and none of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Seller has any reason to expect that the Seller will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) The Seller does not contribute to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Seller does not maintain, never has maintained or contributed and never has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

     (y) Guaranties. The Seller is not a guarantor or otherwise liable for any
         -----------
Liability or obligation (including indebtedness) of any other Person.

     (z) Environment, Health, and Safety.
         --------------------------------

          (i) The Seller and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Seller and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) The Seller has no Liability (and none of the Seller and its predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment used in the business of the Seller and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (aa) Certain Business Relationships with the Seller. None of the Seller and
          -----------------------------------------------
its Affiliates has been involved in any business arrangement or relationship with the Seller within the past 12 months, and none of the Seller and its Affiliates owns any asset, tangible or intangible, which is used in the business of the Seller.

     (bb) Disclosure. The representations and warranties contained in this (S)4
          -----------
do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     (cc) Investment. The Seller (i) understands that the Notes have not been,
          -----------
and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Notes solely for its own account for investment purposes, and not with a view to the distribution thereof (except to the Seller Stockholders),
(iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Notes, (v) is relying solely on the basis of its own independent investigation of the Buyer and upon the express representations, warranties and covenants in this Agreement, (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Notes, and (vii) is an Accredited Investor.. Seller further agrees not to transfer any of the Notes to any Seller Stockholder without first obtaining from such Seller Stockholder an express written acknowledgement that such Seller Stockholder is making the same representations and warranties as set forth in this (S)4(cc) in favor of both the Seller and the Buyer. This written acknowledgement shall be provided to Buyer before the transfer of any of the Notes to a Seller Stockholder shall be deemed effective.

     5. Post-Closing Covenants. The Parties agree as follows with respect to the
        -----------------------
period following the Closing.

     (a) General. In case at any time after the Effective Date any further
         --------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Seller acknowledges and agrees that from and after the Effective Date the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Seller.

     (b) Litigation Support. In the event and for so long as any Party actively
         -------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Seller, each of the other Parties will cooperate with him or it and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)6 below).

     (c) Transition. The Seller will not take any action that is designed or
         -----------
intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Seller after the Closing as it maintained with the Seller prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Seller to the Buyer from and after the Closing.

     (d) Tax Clearance Certificate.  No later than ninety (90) days after the
         --------------------------
Effective Date, Seller shall provide Buyer with a tax clearance certificate from the California State Board of Equalization stating that the Seller had paid all applicable sales and use taxes as of the Effective Date.

     (e) Formation and Operation of the Digital Networks Division. From the
         ---------------------------------------------------------
Closing until December 31, 1998, Buyer shall utilize the Acquired Assets and Assumed Liabilities and those employees of the Seller hired by Buyer (including, but not limited to the Seller Stockholders) to operate a separate division to be called the Digital Network Division. The Digital Networks Division shall maintain books and records as if it were a separate, independent entity from Buyer. The Digital Networks Division shall, for accounting purposes, be treated as a separate entity and shall not be charged with any overhead or other allocations from the Buyer except for those expenses which Seller would have incurred in the ordinary course of its business (e.g., rent, payroll, benefits etc.) had the transactions contemplated by this Agreement not occurred. On and after January 1, 1999, the Buyer shall have the right to fully meld the Digital Networks Division into the Buyer's operations.

     6. Remedies for Breaches of this Agreement.
        ----------------------------------------

     (a) Survival of Representations and Warranties. All of the representations
         -------------------------------------------
and warranties of the Buyer and the Seller contained in this Agreement shall survive the Closing (without regard to any investigation made by any of the Parties and even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Benefit of the Buyer.
         ----------------------------------------------------

          (i) Subject to the provisions of (S)6 (b)(iii) below, in the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S)6(a) above, provided that the Buyer makes a written claim for indemnification against the Seller pursuant to (S)7(h) below within such survival period, then the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) Subject to the provisions of (S)6(b)(iii) below and in addition to the foregoing, the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

               (x) any Liability of the Seller which is not an Assumed Liability (including any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

               (y) any Liability of any of the Seller for any unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date or any Liability of any of the Seller's Subsidiaries for the unpaid Taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (iii) The foregoing notwithstanding, the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller contained in (S)4(g)-(j) and (S)4(l)-(cc) of this Agreement until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $20,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against such further Adverse Consequences) and there will be a $1,000,000 aggregate ceiling on the obligation of the Seller to indemnify the Buyer from and against Adverse Consequences.

     (c) Indemnification Provisions for Benefit of the Seller. In the event the
         -----------------------------------------------------
Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S)6(a) above, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to (S)7(h) below within such survival period, then the Buyer agrees to indemnify the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

The Buyer also agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d) Matters Involving Third Parties.
         --------------------------------

          (i)   If any third party shall notify any Party (the "Indemnified
                                                               ------------
     Party") with respect to any matter (a "Third Party Claim") which may give
     ------                                -------------------
     rise to a claim for indemnification against any other Party (the

     "Indemnifying Party") under this (S)6, then the Indemnified Party shall
     --------------------
     promptly notify each Indemnifying Party thereof in writing; provided,
                                                                 ---------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice [materially] adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)6 (d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in (S)6(d)(ii) above is or becomes unsatisfied, however,
     (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the

     Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)6.

     (e) Determination of Adverse Consequences. The Parties shall take into
         --------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)4. All indemnification payments under this (S)6 shall be deemed adjustments to the Purchase Price.

     (f) Recoupment Under The Notes. The Buyer shall have the option of
         ---------------------------
recouping all or any part of any Adverse Consequences it may suffer (in lieu of or in addition to seeking any indemnification to which it is entitled under this
(S)6) by notifying the Seller that the Buyer is reducing the principal amount outstanding under any of the Notes. This shall affect the timing and amount of payments required under the Notes in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

     (g) Other Indemnification Provisions. The foregoing indemnification
         ---------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Seller hereby agrees that it will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that it was an agent of the Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     7. Miscellaneous.
        --------------

     (a) Survival of Representations and Warranties. All of the representations
         -------------------------------------------
and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Agreement with Seller Stockholders.

     (b) Press Releases and Public Announcements. No Party shall issue any press
         ----------------------------------------
release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that any Party may make any public
                           -----------------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any
         -----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to
         -----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, negotiations or representations by or among the Parties or their representatives, whether written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and
         --------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Requisite Sellers; provided, however, that the Buyer may
                                        -----------------
(i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder), and Seller may assign the Notes to the Seller Stockholders.

     (f) Counterparts. This Agreement may be executed in one or more
         -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
         ---------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other
         --------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller:  Digital Networks Corporation
     -----------------
                        11 Musick
                        Irvine, California 92618

                        Attention: Michael Stammire
                        with a copy to:

                        Brown & Streza LLP
                        7700 Irvine Center Drive, Suite 900
                        Irvine, California 92618

                        Attention: Richard E. Streza, Esq.

     If to the Buyer:   EISI, Inc.
     ----------------
                        140 East Dana Street
                        Mountain View, California 94041

                        Attention: Donald J. Esters
                        Chairman of the Board

                        with a copy to:

                        Latham & Watkins
                        633 West Fifth Street, 40th Floor
                        Los Angeles, California 90071

                        Attention: Russell F. Sauer, Jr.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement
         -----------------------
shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid
         -------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties will bear his own costs and expenses
         ---------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller also agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Seller and the Seller Stockholders (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation
         -------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits,
         --------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that
         ---------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in (S)7(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

     (p) Submission to Jurisdiction. Each of the Parties submits to the
         ---------------------------
jurisdiction of any state or federal court sitting in Orange County, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     (q) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not
         -------------------
comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

EISI, INC.


By: /s/ DONALD J. ESTERS
   ----------------------------
   Donald J. Esters
   Chairman of the Board


DIGITAL NETWORKS CORPORATION


By: /s/ RICHARD BART MORAN
   ----------------------------
   Richard Bart Moran
   President